Securities and Exchange Commission
                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 20, 2004
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                                  ASTRALIS LTD.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                      000-30997                84-1508866
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       (State or Other           (Commission File Number)       (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)

75 Passaic Avenue, Fairfield, New Jersey                            07004
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(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code (973) 227-7168
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

      On January 20, 2004, Astralis Ltd. (the "Registrant") sold for $0.50 per unit, an aggregate of 8,159,964 units, each consisting of one share of common stock and one warrant to purchase a share of common stock, pursuant to an exemption from registration under Regulation D of the Securities Exchange Act of 1934.

      Concurrently, pursuant to the Omnibus Conversion Agreement dated January 12, 2004 by and between the Registrant and SkyePharma PLC ("SkyePharma"), SkyePharma converted all of its outstanding shares of Series A Preferred Stock of the Registrant into 25,000,000 shares of common stock at a reduced conversion price of $0.80 per share. As a result of the conversion of the preferred stock and the issuance of shares in the private placement, the Registrant has approximately 70,698,153 shares of common stock outstanding and no longer has any shares of preferred stock outstanding.

      On January 20, 2004, the Registrant and SkyePharma entered into a Call Option Agreement pursuant to which the Registrant received the right to repurchase some or all of 12,500,000 shares of common stock of the Registrant from SkyePharma at a premium to the conversion price. The call option will be exercisable by the Registrant upon completion of the dosing period and follow up period for the treatment of no fewer than 80 persons in Phase II clinical trials for the Registrant's Psoraxine formula for the treatment of psoriasis (or, if later, July 21, 2004). The call option expires on January 20, 2007.

      On January 20, 2004, the Registrant, SkyePharma and other stockholders who are parties to the Stockholders Agreement dated December 10, 2001, entered into an amendment of the Stockholders Agreement to provide for, among other things, the termination of the agreement on the later of (1) January 20, 2007 or (2) the date on which SkyePharma no longer beneficially owns 20% of the outstanding common stock of the Registrant. The amended Stockholders Agreement requires the parties to vote, for a period of three years, all shares held by such parties for one director designated by Mike Ajnsztajn, one director designated by Jose O'Daly, one director designated by Gaston Liebhaber and one director designated by Gina Tedesco. Also, for the term of the agreement, the parties are required to vote all shares held by such parties in favor of one director designated by SkyePharma and two independent directors. In addition, SkyePharma is required to vote its shares of the Registrant's common stock in favor of certain enumerated transactions, where those transactions have been approved by the Registrant's board of directors and all of the independent directors.

      The information contained herein does not and will not constitute an offer to sell or the solicitation of an offer to buy securities of the Registrant.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     ASTRALIS LTD.


Date: January 21, 2004                               By: /s/ Mike Ajnsztajn
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                                                         Mike Ajnsztajn
                                                         Chief Executive Officer